                               BE AEROSPACE, INC.
                                  Subsidiaries



                                         BUSINESS OR TYPE            OWNER AND PERCENTAGE          DATE ACQUIRED   STATE OR COUNTRY
              NAME                       OF OPERATIONS               OF OWNERSHIP                  OR CREATED      OF INCORPORATION
              ----                       -------------               ------------                  ----------      ----------------
BE Aerospace (UK) Holdings Limited       Holding company             B/E - 100%                    March-98        England

BE Aerospace (UK) Limited                Seat manufacturer           BE Aerospace (Holdings)-100%  March-98        Northern Ireland

BE Aerospace International Ltd           Shell company               Acurex Corporation - 100%     August-93       Barbados

BE Aerospace (France) S.A.R.L.           Trading company             B/E - 98%                     May-92          France

Burns Aerospace SARL (France)            Trading company             B/E - 100%                    January-96      France

BE Aerospace (Sales & Services) BV       Service company             B/E Aerospace Netherlands BV  June-92         England

AFI Holdings Limited                     Inactive                    BE Aerospace (UK) Limited     February-93     Northern Ireland

Fort Hill Aircraft Limited               Inactive                    BE Aerospace (UK) Limited     February-93     England

BE Aerospace (U.S.A.), Inc.              Holding company             B/E - 100%                    April-93        Delaware

BE Aerospace (Netherlands) B.V.          Holding company             B/E-90% / B/E (USA)-10%       April-93        Netherlands

Royal Inventum B.V.                      Galley insert manufacturer  B/E (Netherlands) BV - 100%   April-93        Netherlands

B/E Harris Live TV, LLC                  Live TV systems             IFE - 51%                     June-05         California

Puritan-Bennett Aero Systems Co.         Oxygen Systems-WEMAC        B/E - 100%                    April-98        Delaware

B/E Aerospace Services, Inc.             Maintenance & Repair        B/E - 100%                    November-97     Delaware

In-Flight Entertainment, LLC             Aircraft Entertainment      B/E - 100%                    November-97     Delaware
                                         Systems

                               BE AEROSPACE, INC.
                                  Subsidiaries



                                         Business or type            Owner and Percentage          Date Acquired   State or Country
              Name                       of Operations               of Ownership                  or Created      of Incorporation
              ----                       -------------               ------------                  ----------      ----------------

B/E Advanced Thermal Technologies, Inc.  Temperature Control Units   B/E - 100%                    December-97      Delaware

Acurex Corporation                       Galley products             B/E - 100%                    August-93        Delaware

Nordskog Industries, Inc.                Galley products             B/E - 100%                    August-93        California

Aerospace Interiors, Inc.                Maintenance & Repair        B/E - 100%                    March-98         Texas

B/E Intellectual Property, Inc.          Intangibles company         B/E - 100%                    March-98         Delaware

B/E Intellectual Property, LLC           Inactive                    B/E - 100%                                     Delaware

                               BE AEROSPACE, INC.
                                  Subsidiaries



                                         BUSINESS OR TYPE            OWNER AND PERCENTAGE          DATE ACQUIRED   STATE OR COUNTRY
              NAME                       OF OPERATIONS               OF OWNERSHIP                  OR CREATED      OF INCORPORATION
              ----                       -------------               ------------                  ----------      ----------------

Tepaco Properties B.V.                Sales and service                  BEA-90% / BEA (USA)-10%  April 1993      Netherlands
                                      company

Nordskog Industries, Inc.             Galley structures and              BEA-100%                 August 1993     California
                                      inserts manufacturer

Acurex Corporation                    Galley inserts manu-               BEA-100%                 August 1993     Delaware
                                      facturer

BE Aerospace International, Ltd.      Foreign sales corporation          Acurex-100%              August 1993     Barbados
(formerly known as Acurex Foreign
Sales Company, Ltd.)

Burns Aerospace                       Aircraft seating manufacturer      BEA-100%                 January 1996    Delaware